UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2006

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130
(Address of Principal Executive Offices) (Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On March 20, 2006, Iomega Corporation (“Iomega”) entered into a Separation Agreement and General Release with former CEO and President, Werner Heid. Pursuant to that Agreement, Mr. Heid will receive up to $950,000 payable over a period of twelve months in connection with his separation and severance (this sum is based upon Mr. Heid’s June 2001 employment agreement and separation provisions therein); he will also be paid $25,000 per month for three additional months of advice and consulting services to the Company. Should Mr. Heid obtain other employment within 12 months, mitigation provisions apply to reduce Mr. Heid’s payment and benefits. In the Agreement, Mr. Heid has released Iomega of any and all claims in connection with his departure from Iomega. Mr. Heid will also be eligible for up to $30,000 of reimbursement for executive outplacement services he obtains. In addition, he will receive certain health benefits, insurance, and tax services. Finally, if certain 2006 profitability milestones are achieved, Mr. Heid may still seek payments of certain deferred income under a pre-existing deferred compensation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2006

IOMEGA CORPORATION
(Registrant)

By: /s/ Thomas D. Kampfer
Thomas D. Kampfer
President, Chief Operating Officer, and Interim Chief Financial Officer